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                                                                    Exhibit 11


                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 3, 1999

                                      Among

                              BANK OF AMERICA, N.A.

                                  as the Lender

                                       and

                              CERPROBE CORPORATION

                      CERPROBE INTERCONNECT SOLUTIONS, INC.

           and (immediately following consummation of the Acquisition)

                              OZ TECHNOLOGIES, INC.

                                       and

                           TRIPLE S ENGINEERING, INC.

                                as the Borrowers
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                               TABLE OF CONTENTS

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Section                                                                                                        Page
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ARTICLE 1         INTERPRETATION OF THIS AGREEMENT................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................23
         1.3      Interpretive Provisions........................................................................23

ARTICLE 2         LOANS AND LETTERS OF CREDIT....................................................................24

         2.1      Total Facility.................................................................................24
         2.2      Revolving Loans................................................................................24
         2.3      Term Loans.....................................................................................26
         2.4      Letters of Credit..............................................................................26
         2.5      Bank Products..................................................................................30

ARTICLE 3         INTEREST AND FEES..............................................................................30

         3.1      Interest.......................................................................................30
         3.2      Continuation and Conversion Elections..........................................................31
         3.3      Maximum Interest Rate..........................................................................32
         3.4      Closing Fee....................................................................................32
         3.5      Unused Line Fee................................................................................32
         3.6      Letter of Credit Fee...........................................................................33

ARTICLE 4         PAYMENTS AND PREPAYMENTS.......................................................................33

         4.1      Revolving Loans................................................................................33
         4.2      Termination of Facility........................................................................33
         4.3      Repayment of the Term Loans....................................................................34
         4.4      Voluntary Prepayments of the Term Loans; Voluntary Reduction of Inventory Sublimit.............34
         4.5      Mandatory Prepayments of the Term Loans and Inventory Loans....................................34
         4.6      Payments by the Borrowers......................................................................35
         4.7      Payments as Revolving Loans....................................................................35
         4.8      Application and Reversal of Payments...........................................................35
         4.9      Indemnity for Returned Payments................................................................35
         4.10     Lender's Books and Records; Monthly Statements.................................................36

ARTICLE 5         TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................36

         5.1      Taxes..........................................................................................36
         5.2      Illegality.....................................................................................37
         5.3      Increased Costs and Reduction of Return........................................................37
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         5.4      Funding Losses.................................................................................38
         5.5      Inability to Determine Rates...................................................................38
         5.6      Certificates of Lender.........................................................................39
         5.7      Survival.......................................................................................39

ARTICLE 6         COLLATERAL.....................................................................................39

         6.1      Grant of Security Interest.....................................................................39
         6.2      Perfection and Protection of Security Interest.................................................40
         6.3      Location of Collateral.........................................................................41
         6.4      Title to, Liens on, and Sale and Use of Collateral.............................................41
         6.5      Appraisals.....................................................................................41
         6.6      Access and Examination; Confidentiality; Consent to Advertising................................41
         6.7      Collateral Reporting...........................................................................42
         6.8      Accounts.......................................................................................43
         6.9      Collection of Accounts; Payments...............................................................44
         6.10     Inventory; Perpetual Inventory.................................................................45
         6.11     Equipment......................................................................................45
         6.12     Assigned Contracts.............................................................................46
         6.13     Documents, Instruments, and Chattel Paper......................................................46
         6.14     Right to Cure..................................................................................47
         6.15     Power of Attorney..............................................................................47
         6.16     The Lender's Rights, Duties and Liabilities....................................................47

ARTICLE 7         BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..............................................48

         7.1      Books and Records..............................................................................48
         7.2      Financial Information..........................................................................48
         7.3      Notices to the Lender..........................................................................50

ARTICLE 8         GENERAL WARRANTIES AND REPRESENTATIONS.........................................................52

         8.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........52
         8.2      Validity and Priority of Security Interest.....................................................53
         8.3      Organization and Qualification.................................................................53
         8.4      Corporate Name; Prior Transactions.............................................................53
         8.5      Subsidiaries and Affiliates....................................................................53
         8.6      Financial Statements and Projections...........................................................54
         8.7      Capitalization.................................................................................54
         8.8      Solvency.......................................................................................54
         8.9      Debt...........................................................................................54
         8.10     Distributions..................................................................................55
         8.11     Title to Property..............................................................................55
         8.12     Real Estate; Leases............................................................................55
         8.13     Proprietary Rights.............................................................................55
         8.14     Trade Names....................................................................................55

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         8.15     Litigation.....................................................................................55
         8.16     Restrictive Agreements.........................................................................55
         8.17     Labor Disputes.................................................................................56
         8.18     Environmental Laws.............................................................................56
         8.19     No Violation of Law............................................................................57
         8.20     No Default.....................................................................................57
         8.21     ERISA Compliance...............................................................................57
         8.22     Taxes..........................................................................................58
         8.23     Regulated Entities.............................................................................58
         8.24     Use of Proceeds; Margin Regulations............................................................58
         8.25     Copyrights, Patents, Trademarks and Licenses, etc..............................................58
         8.26     No Material Adverse Change; Year 2000..........................................................58
         8.27     Full Disclosure................................................................................59
         8.28     Material Agreements............................................................................59
         8.29     Bank Accounts..................................................................................59
         8.30     Governmental Authorization.....................................................................59
         8.31     Representations and Warranties in Transaction Documents........................................59

ARTICLE 9         AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................60

         9.1      Taxes and Other Obligations....................................................................60
         9.2      Corporate Existence and Good Standing..........................................................60
         9.3      Compliance with Law and Agreements; Maintenance of Licenses....................................60
         9.4      Maintenance of Property........................................................................60
         9.5      Insurance......................................................................................60
         9.6      Condemnation...................................................................................62
         9.7      Environmental Laws.............................................................................62
         9.8      Compliance with ERISA..........................................................................63
         9.9      Mergers, Consolidations or Sales...............................................................63
         9.10     Distributions; Capital Change; Restricted Investments..........................................63
         9.11     Transactions Affecting Collateral or Obligations...............................................63
         9.12     Guaranties.....................................................................................63
         9.13     Debt...........................................................................................64
         9.14     Prepayment; Subordinated Debt..................................................................64
         9.15     Transactions with Affiliates...................................................................64
         9.16     Investment Banking and Finder's Fees...........................................................65
         9.17     [intentionally omitted]........................................................................65
         9.18     Business Conducted.............................................................................65
         9.19     Liens..........................................................................................65
         9.20     Sale and Leaseback Transactions................................................................65
         9.21     New Subsidiaries...............................................................................65
         9.22     Fiscal Year....................................................................................65
         9.23     [intentionally omitted]........................................................................65
         9.24     Operating Lease Obligations....................................................................65
         9.25     Adjusted Tangible Net Worth....................................................................66
         9.26     Fixed Charge Coverage Ratio....................................................................66
         9.27     Use of Proceeds................................................................................66
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         9.28     Further Assurances.............................................................................66
         9.29     No Restrictions on Subsidiary Distributions....................................................67

ARTICLE 10        CONDITIONS OF LENDING..........................................................................67

         10.1     Conditions Precedent to Making of Loans on the Closing Date....................................67
         10.2     Conditions Precedent to Each Loan..............................................................70

ARTICLE 11        DEFAULT; REMEDIES..............................................................................70

         11.1     Events of Default..............................................................................70
         11.2     Remedies.......................................................................................72

ARTICLE 12        TERM AND TERMINATION...........................................................................74

         12.1     Term and Termination...........................................................................74

ARTICLE 13        AMENDMENTS; WAIVERS; PARTICIPATIONS............................................................74

         13.1     Amendments and Waivers.........................................................................74
         13.2     Participations.................................................................................75
         13.3     Pledge by Lender...............................................................................75

ARTICLE 14        MISCELLANEOUS..................................................................................75

         14.1     No Waivers; Cumulative Remedies................................................................75
         14.2     Severability...................................................................................75
         14.3     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..........................75
         14.4     WAIVER OF JURY TRIAL...........................................................................77
         14.5     Survival of Representations and Warranties.....................................................78
         14.6     Other Security and Guaranties..................................................................78
         14.7     Fees and Expenses..............................................................................78
         14.8     Notices........................................................................................78
         14.9     Waiver of Notices..............................................................................79
         14.10    Binding Effect.................................................................................79
         14.11    Indemnity of the Lender by the Borrowers.......................................................80
         14.12    Limitation of Liability........................................................................80
         14.13    Final Agreement................................................................................80
         14.14    Counterparts...................................................................................81
         14.15    Captions.......................................................................................81
         14.16    Right of Setoff................................................................................81
         14.17    Joint and Several Liability....................................................................81
         14.18    Contribution and Indemnification among the Borrowers...........................................82
         14.19    Agency of the Parent for each other Borrower; Joint Account....................................82

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                             EXHIBITS AND SCHEDULES

EXHIBIT A -  FORM OF TERM LOAN NOTE

EXHIBIT B - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C - FINANCIAL STATEMENTS

EXHIBIT D - FORM OF NOTICE OF BORROWING

EXHIBIT E - FORM OF NOTICE OF CONVERSION/CONTINUATION

EXHIBIT F - PRO FORMA BALANCE SHEET

SCHEDULE 1.1A - ASSIGNED CONTRACTS

SCHEDULE 1.1B - APPROVED FOREIGN ACCOUNT DEBTORS

SCHEDULE 1.1C - INVESTMENT POLICY

SCHEDULE 6.3 - LOCATIONS OF COLLATERAL, CHIEF EXECUTIVE OFFICES

SCHEDULE 8.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 8.4 - OTHER NAMES; PRIOR TRANSACTIONS

SCHEDULE 8.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 8.7 - CAPITALIZATION

SCHEDULE 8.9 - DEBT

SCHEDULE 8.12 - REAL ESTATE; LEASES

SCHEDULE 8.13 - PROPRIETARY RIGHTS

SCHEDULE 8.14 - TRADE NAMES

SCHEDULE 8.15 - LITIGATION

SCHEDULE 8.17 - LABOR DISPUTES

SCHEDULE 8.18 - ENVIRONMENTAL LAW

SCHEDULE 8.21 - ERISA COMPLIANCE

SCHEDULE 8.28 - MATERIAL AGREEMENTS

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SCHEDULE 8.29 - BANK ACCOUNTS

SCHEDULE 9.12 - GUARANTIES

SCHEDULE 9.13 - PERMITTED LIENS

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                           LOAN AND SECURITY AGREEMENT

         LOAN AND SECURITY AGREEMENT, dated as of December 3, 1999, by and among BANK OF AMERICA, N.A. with an office at 55 South Lake Avenue, Pasadena, California 91101 and CERPROBE CORPORATION, a Delaware corporation ("Cerprobe") with offices at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233, and its wholly-owned Subsidiary, CERPROBE INTERCONNECT SOLUTIONS, INC., a Delaware corporation ("CIS") with offices at 10365 Sanden Dr., Dallas, Texas 75238 and, immediately following consummation of the Acquisition (as defined below) OZ TECHNOLOGIES, INC., a California corporation ("Oz")") with offices at 3387 Investment Blvd., Hayward, California 94545 and TRIPLE S ENGINEERING, INC., a California corporation ("TSE") with offices at 26010 Eden Landing Rd., Suite 3, Hayward, California 94545 (collectively, the "Borrowers").

                               W I T N E S S E T H

                  WHEREAS, the Borrowers have requested the Lender to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $15,000,000 and to make certain term loans to Cerprobe and CIS in the aggregate principal amount of $2,000,000, which extensions of credit to Cerprobe will be used to fund a portion of the costs for the acquisition by Cerprobe of all of the issued and outstanding capital stock of Oz, and the balance will be used to refinance certain Debt and for the working capital needs and general business purposes of the Borrowers;

                  WHEREAS, following the consummation of the Acquisition, Oz and its wholly-owned Subsidiary, TSE will execute and deliver the Joinder Agreement and thereupon become borrowers hereunder; and

                  WHEREAS, the Lender has agreed to make available to the Borrowers a revolving credit facility and term loans upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lender and the Borrowers hereby agree as follows.

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         1.1 Definitions. As used herein:

                  "Accounts" means, as to any Borrower, all of the Borrower's now owned or hereafter acquired or arising accounts as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

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                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Lender for the account of a Borrower pursuant to agreement or overdrafts.

                  "Acquisition" means the purchase by Cerprobe of all the issued and outstanding capital stock of Oz in accordance with the Purchase Agreement and the other Transaction Documents.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period, the net income of Cerprobe and its Subsidiaries after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by a Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which a Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of a Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Aggregate Availability" means, at any time, the sum of the Availability of all Borrowers.

                  "Aggregate Revolver Outstandings" means with respect to a Borrower or all Borrowers, as the case may be, at any date of determination, the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                  "Agreement" means this Loan and Security Agreement.

                  "Anniversary Date" means each anniversary of the Closing Date.

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                  "Applicable Margin" means

                  (a) with respect to Base Rate Revolving Loans (other than Inventory Loans) and all other Obligations (other than any Term Loan and any LIBOR Rate Loan), 0.50%;

                  (b) with respect to the Term Loans and Inventory Loans, 2%;

                  (c) with respect to LIBOR Rate Loans, 2.75%.

                  "Assigned Contracts" means, collectively, all of each Borrower's rights and remedies under, and all moneys and claims for money due or to become due to such Borrower under those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Borrowers now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts;
(iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Lender, the allocated costs of internal legal services of the Lender and the reasonable expenses of internal counsel to the Lender.

                  "Availability" of a Borrower means, at any time, (a) the Borrowing Base of such Borrower minus (b) the Aggregate Revolver Outstandings of such Borrower.

                  "Bank Products" means any one or more of the following types of services or facilities extended to any Borrower by the Lender or any Affiliate of the Lender in reliance on the Lender's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; and (iii) Hedge Agreements.

                  "Bank Product Reserves" means all reserves which the Lender from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                  "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Lender in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

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                  "Base Rate Loans" means, collectively, the Base Rate Revolving
Loans and the Term Loans.

                  "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                  "Blocked Account Agreement" means an agreement among a Borrower, the Lender and a Clearing Bank, in form and substance satisfactory to the Lender, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                  "Borrower Guaranty" means the Guaranty executed by each Borrower (including the Joinder Agreement) and delivered to the Lender to guarantee the Obligations of the other Borrowers.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans or a Term Loan made on the same day by the Lender to a Borrower or the issuance of Letters of Credit hereunder.

                  "Borrowing Base" means with respect to a Borrower, at any time, an amount equal to (a) the lesser of (i) the Maximum Revolver Amount less the Aggregate Revolver Outstandings of all other Borrowers or (ii) the sum of
(A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) the lesser of (x) initially eighty-five percent (85%) of the value of Inventory (valued at the lower of cost (first-in, first-out method) or market as reported on Borrower's books and records consistent with past practices), reducing by two percent (2%) per month effective as of the first day of each month and (y) the Inventory Sublimit less the outstanding principal amount of Inventory Loans of all other Borrowers; minus (b) the sum of (i) reserves for accrued and unpaid interest on the Obligations of such Borrower, (ii) any Bank Product Reserves of such Borrower and (iii) all other reserves which the Lender deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including reserves for any amounts which the Lender may be obligated to pay in the future for the account of such Borrower.

                  "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Lender), setting forth the calculation of the Borrowing Base of each Borrower, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Lender. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Lender; provided, that the Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (ii) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant

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to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

                  "Capital Lease" means any lease of property which, in accordance with GAAP, should be reflected as a capital lease on the lessee's balance sheet.

                  "Cash Flow" means, for any fiscal period, (a) EBITDA less (b) income taxes paid or accrued less (c) Capital Expenditures made in cash, all determined on a consolidated basis for Borrowers (but excluding any Subsidiary which is not a Borrower).

                  "Change of Control" means (a) any Person or group (within the meaning of Rule 13d-5, as in effect on the date hereof, under the Exchange Act) shall become the beneficial owner of more than twenty-five percent (25%) of the outstanding capital stock of Cerprobe entitled to vote for the election of the board of directors; (b) during any period of twelve consecutive months individuals who at the beginning of such period constituted a majority of the board of directors of Cerprobe (together with new directors whose election by such board or whose nomination for the election by the shareholders of Cerprobe was approved by the majority of the directors still in office who were either directors at the beginning of such period or whose election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of Cerprobe then in office; or (c) Cerprobe shall cease to be the legal and beneficial owner of all of the issued and outstanding capital stock of each other Loan Party.

                  "Clearing Bank" means the Lender or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                  "Closing Date" means the date of this Agreement.

                  "Closing Fee" has the meaning specified in Section 3.4.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                  "Collateral" means the "Collateral" as defined in Section 6.1 and all other assets and properties of the Loan Parties on which a Lien is granted to the Lender to secure the Obligations of the Borrowers.

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                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                  "Credit Support" has the meaning specified in Section 2.4(a).

                  "Debt" means, with respect to any Person and without duplication, all liabilities, obligations and indebtedness of such Person to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the property of such Person, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; and (e) all obligations and liabilities under Guaranties.

                  "Debt For Borrowed Money" means, as to any Person, and without duplication, (a) Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, (b) the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities), (c) all obligations under Capital Leases and (d) all Guaranties of any of the foregoing.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for or other rights with respect to such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b)

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
the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for or other rights with respect to such stock) of such corporation.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Dollar" and "$" means dollars in the lawful currency of the United States.

                  "EBITDA" means, for any fiscal period, for the Borrowers, the sum of the following: (a) Adjusted Net Earnings from Operations (b) income taxes paid or accrued, plus (c) interest expense paid in cash, plus (d) depreciation and amortization, plus (e) non-recurring non-cash charges resulting from the write-off of research and development costs acquired in an acquisition, plus (f) minority interests, all determined in accordance with GAAP.

                  "Eligible Accounts" of a Borrower means the Accounts of such Borrower which the Lender in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Lender to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

                           (a) with respect to which more than 90 days have
elapsed since the date of the original invoice therefor or which is more than 60 days past due;

                           (b) with respect to which any of the representations,
warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

                           (c) with respect to which Account (or any other
Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                           (d) which represents a progress billing (as
hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

                           (e) with respect to which any one or more of the
following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account

Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                           (f) if fifty percent (50%) or more of the aggregate
Dollar amount of outstanding Accounts owed at such time to all Borrowers by the Account Debtor thereon is classified as ineligible under clause (a) above;

                           (g) owed by an Account Debtor which: (i) does not
maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that (x) such Account is secured or payable by a letter of credit satisfactory to the Lender in its discretion or (y) the Account Debtor is listed on Schedule 1.1(b) (as it may be revised from time to time by the Lender) or otherwise has been approved in writing by the Lender;

                           (h) owed by an Account Debtor which is an Affiliate
or employee of any Borrower;

                           (i) except as provided in clause (k) below, with
respect to which either the perfection, enforceability, or validity of the Lender's Lien in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                           (j) owed by an Account Debtor to which any Borrower
or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                           (k) owed by the government of the United States of
America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Lender's Lien therein, have been complied with to the Lender's satisfaction with respect to such Account;

                           (l) owed by any state, municipality, or other
political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Lien therein is not or cannot be perfected;

                           (m) which represents a sale on a bill-and-hold,
guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                           (n) which is evidenced by a promissory note or other
instrument or by chattel paper;

                           (o) if the Lender believes, in the exercise of its
reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                           (p) with respect to which the Account Debtor is
located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                           (q) which arises out of a sale not made in the
ordinary course of the Borrower's business;

                           (r) with respect to which the goods giving rise to
such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                           (s) owed by an Account Debtor which is obligated to
the Borrower respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) (or with respect to Intel Corporation and its Subsidiaries, thirty-five percent (35%)) of the aggregate unpaid balance of all Accounts owed to the Borrower at such time by all of the Borrower's Account Debtors, but only to the extent of such excess;

                           (t) which arises out of an enforceable contract or
order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower to the Lender with respect to such Account; or

                           (u) which is not subject to a first priority and
perfected security interest in favor of the Lender.

                  If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                  "Eligible Inventory" of a Borrower means Inventory of such Borrower which the Lender, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Lender to establish other criteria of eligibility, Eligible Inventory shall meet all of the following requirements:

                  (a) such Inventory is owned by the Borrower;

                  (b) such Inventory is subject to the Lender's Liens, which are perfected as to such Inventory, and is subject to no other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Lender's Liens and (ii) do not impair directly or indirectly the ability of the Lender to realize on or obtain the full benefit of the Collateral);

                  (c) such Inventory consists of finished goods or raw materials;

                  (d) such Inventory does not consist of work-in-process, chemicals, supplies, subassemblies, or packing and shipping materials;

                  (e) such Inventory shall exclude the amount of Borrower's Inventory reserves, as shown on its books and records and established pursuant to policies in effect on the date hereof;

                  (f) such Inventory is located within the United States of America or Canada (and not in-transit from vendors or suppliers);

                  (g) if such Inventory is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, the warehouseman, or the bailee, or the lessor has delivered to the Lender, if requested by the Lender, a subordination agreement in form and substance satisfactory to the Lender;

                  (h) if such Inventory contains or bears any Proprietary Rights licensed to a Borrower by any Person, the Lender shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with Article 11 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Lender deems it necessary, the applicable Borrower shall deliver to the Lender a consent or sublicense agreement from such licensor in form and substance acceptable to the Lender; and

                  (i) If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Equipment" of a Borrower means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Event of Default" has the meaning specified in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) such day is not a Business Day, the

Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as determined by the Lender.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lender pursuant to this Agreement.

                  "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 1999.

                  "Fixed Assets" of a Borrower means the Equipment and Real Estate of the Borrower.

                  "Fixed Charge Coverage" means, for any fiscal period, the ratio of (a) Cash Flow for such period to (b) the sum of (i) interest expense of Borrowers for such period plus (ii) principal payments with respect to Debt for Borrowed Money of Borrowers for such period, in the case of (i) and (ii) to the extent paid in cash.

                  "Foreign Subsidiary" means any Subsidiary of Cerprobe or any of its Subsidiaries which is organized under the laws of any jurisdiction other than the United States or any state thereof.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "General Intangibles" of a Borrower means all of the Borrower's now owned or hereafter acquired general intangibles, chooses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to a Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by a Borrower with any Affiliate.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E; provided that:

                           (a) if any Interest Period would otherwise end on a
day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period pertaining to a LIBOR Rate
Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no Interest Period shall extend beyond the Stated
Termination Date.

                  "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                  "Inventory" of a Borrower means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "Inventory Loans" means Revolving Loans the amount of which is based on Eligible Inventory. All Revolving Loans shall be deemed first to be Inventory Loans to the maximum amount permitted under the definition of Borrowing Base.

                  "Inventory Sublimit" initially, for all Borrowers, $5,834,000, decreasing on the first day of each month hereafter by an amount equal to $243,083.33 until December 1, 2000, on which date the Inventory Sublimit shall reduce to zero. The Inventory Sublimit may be permanently reduced by the Borrowers in accordance with Section 4.4 hereof and shall be permanently reduced in accordance with Section 4.5 hereof.

                   "Investment Property" of a Borrower means all of the Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Joinder Agreement" means the Borrower Joinder Agreement executed and delivered by Oz and TSE on the Closing Date immediately following consummation of the Acquisition.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 7.2(f), the projections of the Borrowers' financial condition, results of operations, and cash flows, for the period commencing on December 31, 1999 and ending on December 31, 2001 and delivered to the Lender prior to the Closing Date; and (b) thereafter, the projections most recently received by the Lender pursuant to
Section 7.2(f).

                  "Lender" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                  "Letter of Credit" has the meaning specified in Section 2.4.

                  "Letter of Credit Fee" has the meaning specified in Section
3.6.

                  "Letter of Credit Issuer" means the Lender, any affiliate of the Lender or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =                Offshore Base Rate
                                    ____________________________________
                                    1.00 - Eurodollar Reserve Percentage

                  Where,

                           "Offshore Base Rate" means the rate per annum
                  appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Lender as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Lender's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to Lender under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                  "Loan Account" of a Borrower means the loan account of the Borrower, which account shall be maintained by the Lender.

                  "Loan Documents" means this Agreement, the Term Loan Notes, the Patent and Trademark Agreements, the Borrower Guaranty, the Pledge Agreements, the Joinder Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means, collectively, all loans and advances provided for in Article 2.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or the Collateral; (b) a material impairment of the ability of any Borrower to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

                  "Maximum Revolver Amount" means $15,000,000.

                  "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

                  "Net Amount of Eligible Accounts" of a Borrower means, at any time, the gross amount of Eligible Accounts of such Borrower less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                  "Obligations" of a Borrower means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Lender whether or not arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty (including the Borrower Guaranty), indemnification or otherwise, whether direct or indirect (including those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" means any Person who shall have been granted the right by the Lender to participate in the financing provided by the Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                  "Patent and Trademark Agreements" means, collectively, the Patent and Trademark Security Agreements, each dated as of the date hereof, executed and delivered by any Borrower to the Lender to evidence and perfect the Lender's security interest in the Borrower's present and future patents, trademarks, and related licenses and rights.

                  "Payment Account" of a Borrower means each bank account established pursuant to Section 6.9, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms acceptable to the Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "Pending Revolving Loans" means, with respect to any Borrower or all Borrowers, as the case may be, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Lender which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" means:

                           (a) Liens for taxes not delinquent or statutory Liens
for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                           (b) the Lender's Liens;

                           (c) Liens consisting of deposits made in the ordinary
course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                           (d) Liens securing the claims or demands of
materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate;

                           (e) Liens constituting encumbrances in the nature of
reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business;

                           (f) Liens arising from judgments and attachments in
connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                           (g) Liens existing on the Closing Date and listed on
Schedule 9.19;

                           (h) Liens securing purchase money Debt or Capital
Leases permitted hereunder which encumber only the Fixed Assets purchased or leased as permitted hereby;

                           (i) Liens securing Debt previously permitted to be
secured hereunder and which has been extended, renewed or refunded so long as
(x) the principal amount of the Debt so secured is not increased, (y) such Liens encumber only the assets theretofore subject to a Permitted Lien and (z) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                           (j) Liens securing Debt of a newly acquired
Subsidiary permitted under Section 9.13, provided that such Liens shall not encumber any assets other than those subject to such Liens at the time of the acquisition; and

                           (k) Liens on Cerprobe's interest in CRPB Investors
L.L.C., subject to the terms of the Subordination Agreement.

                  "Permitted Rentals" has the meaning specified in Section 9.24.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreements" means, collectively, the pledge agreements, each dated the date hereof, executed and delivered by Borrowers to the Lender to pledge and grant a security interest in the capital stock of Subsidiaries and any notes or other instruments.

                  "Post Closing Letter" means that certain letter agreement dated the Closing Date among the Borrowers and the Lender.

                  "Proprietary Rights" of a Borrower means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Purchase Agreement" means that certain Stock Purchase Agreement dated as of December 3, 1999 among Cerprobe, as purchaser, Oz, and the Sellers.

                  "Real Estate" of a Borrower means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Real Estate Note: means the promissory note in the original principal amount of $2,800,000 owed by Cerprobe to the Sellers and secured solely by the Texas Real Estate.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of

Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "Rentals" has the meaning specified in Section 9.24.

                  "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" of a Borrower means the chief executive officer, the chairman of the board of directors, the president or the chief financial officer of such Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of any Borrowing Base Certificate, the chief financial officer or the treasurer of such Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Investment" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription (each, an "Investment"), except the following: (a) acquisitions of Equipment to be used in the business of such Person so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Person; (c) acquisitions of current assets acquired in the ordinary course of business of such Person; (d) direct obligations of the United States of America, or any agency or instrumentality thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) other Investments permitted under Cerprobe's investment policy attached hereto as Exhibit 1.1C; (h) Hedge Agreements; (i) acquisitions of all of the capital stock of another Person or substantially all of the assets of another Person solely in exchange for the capital stock of Cerprobe; provided, that any Subsidiary shall become a Guarantor hereunder in compliance with Section 9.28 of this Agreement; (j) Investments existing on the date hereof; (k) Investments by a Borrower with respect to Debt of a Borrower to another Borrower; (l) Investments by a Borrower in another Borrower; (m) Investments consisting of promissory notes received as proceeds of asset dispositions permitted hereunder; (n) Investments made in connection with acquisitions permitted under Section 9.9; (o) advances to its employees or employees of any of its

Subsidiaries for travel or other ordinary business expenses in amounts which are consistent with a Borrower's past practices as in effect on the Closing Date; [(p) advances to subcontractors and suppliers in maximum aggregate amounts which are consistent with a Borrower's past practices determined as of the Closing Date;] and (q) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business.

                  "Revolving Loans" has the meaning specified in Section 2.2.

                  "Seller Subordinated Note" means that certain subordinated promissory note executed and delivered by Cerprobe to the Sellers in accordance with the Purchase Agreement, which shall contain terms and conditions, including without limitation payment and subordination terms, satisfactory to Lender, and which shall be in the initial aggregate outstanding principal amount of $2,830,000, as increased (or decreased) as required by the terms of the Purchase Agreement.

                  "Sellers" means Nasser Barabi, Iraj Barabi, Ali Busheri, Ahmad Barabi, Ali Busheri as trustee for the Ali and Nassrin Busheri Trust, and Ahmad Barabi, as trustee for the Ahmad and Zakieh Barabi Trust.

                  "Solvent" means when used with respect to any Person that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means December 2, 2002.

                  "Subordination Agreement" means that certain Subordination Agreement dated the date hereof among Sellers and the Lender.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower.

                  "Tangible Net Worth" means, at any date, (a) the gross book value of the assets of Cerprobe and its Subsidiaries minus goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles and monies due from affiliates, officers, directors or shareholders of Cerprobe and its Subsidiaries and related reserves less (b) total liabilities of Cerprobe and its Subsidiaries, including but not limited to accrued and deferred income taxes, and any reserves against assets, all determined in accordance with GAAP.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

                  "Term Loans" means the Term Loans made pursuant to Section 2.3(b).

                  "Term Loan Note" has the meaning specified in Section 2.3(b).

                  "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Lender pursuant to Section 11.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                  "Texas Real Estate" means the Real Estate owned by Cerprobe in Dallas, Texas, encumbered by the mortgage secured by the Real Estate Note.

                  "Total Facility" has the meaning specified in Section 2.1.

                  "Transaction Documents" means the Purchase Agreement and all other documents, agreements and instruments executed and delivered in connection with the Acquisition.

                  "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Unused Letter of Credit Subfacility" means an amount equal to $3,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                  "Unused Line Fee" has the meaning specified in Section 3.5.

         1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
"including without limitation."

                           (iii) In the computation of periods of time from a
specified date to a later specified date,

the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender or the Lender merely because of the Lender's or Lender' involvement in their preparation.

                                   ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender agrees to make available a total credit facility of up to $17,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be composed of: (a) a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Bases of the Borrowers, as described in Sections 2.2 and 2.4; and (b) the Term Loans described in Section 2.3.

         2.2 Revolving Loans. (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, the Lender agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed the Borrowing Base of such Borrower. The Lender, however, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability of a Borrower on one or more occasions but if it does so the Lender shall not be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings of a Borrower exceed the Borrowing Base of such Borrower, or the Aggregate Revolver Outstandings of all Borrowers exceed the Borrowing Base of all Borrowers or the Aggregate Availability, the Lender may refuse to make or otherwise restrict the making of Revolving Loans as the Lender determines until such excess has been eliminated. All Revolving Loans shall be deemed first to be Inventory Loans to the maximum amount permitted under the definition of Borrowing Base, and payments of Revolving Loans shall be applied first to Revolving Loans other than Inventory Loans except as required by Section 4.4 or 4.5.

                  (b) Procedure for Borrowing.

                           (i) Each Borrowing shall be made upon a Borrower's
irrevocable written notice delivered to the Lender in the form of a notice of borrowing ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability of such Borrower, (which must be received by the Lender prior to 11:00 a.m. (Los Angeles time) (A) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) no later than 11:00 a.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (1) the amount of the Borrowing;

                                    (2) the requested Funding Date, which shall
be a Business Day;

                                    (3) whether the Revolving Loans requested
are to be Base Rate Revolving Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                                    (4) the duration of the Interest Period if
the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date and all Inventory Loans, such Borrowings will consist of Base Rate Revolving Loans only.

                           (ii) With respect to any request for Base Rate
Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Lender at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by the Lender.

                           (iii) No Borrower shall have the right to request a
LIBOR Rate Loan while a Default or Event of has occurred and is continuing.

                  (c) Reliance upon Authority. Each Borrower shall deliver to the Lender prior to the Closing Date, a writing setting forth the account of the Borrower to which the Lender is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, which shall be reasonably satisfactory to the Lender. The Lender shall be entitled to rely conclusively on any person's request for Revolving Loans on behalf of a Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Lender receives written notice from such Borrower that the proceeds of the Revolving Loans are to be sent to a different account. The Lender shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by such Borrower to make such requests on its behalf.

                  (d) No Liability. The Lender shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Lender believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this
Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

         2.3 Term Loans.

                  (a) Amount of the Term Loans. The Lender agrees to make a term loan (a "Term Loan") to Cerprobe and CIS on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article 10, in an aggregate amount equal to $2,000,000. The Term Loans shall be Base Rate Loans.

                  (b) Term Loan Notes. Cerprobe and CIS shall execute and deliver to the Lender on the Closing Date a promissory note substantially in the form of Exhibit A attached hereto and made a part hereof (each, a "Term Loan Note") to evidence Term Loans. Each Term Loan Note shall be dated the Closing Date and the principal amount thereof shall be payable in thirty-five (35) monthly installments of $24,916.67 each for Cerprobe's Term Loan and $8,416.67 for CIS's Term Loan, in each case with the first installment due on the first day of the month following the Closing Date, and a final installment due on the Stated Maturity Date in the outstanding balances of the Term Loan Notes.

         2.4 Letters of Credit.

                  (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Lender agrees (i) to cause the Letter of Credit Issuer to issue for the account of any Borrower one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Lender, which issues a Letter of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Lender shall not have any obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of such Borrower or of all Borrowers at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and 180 days for merchandise letters of credit.

                  (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Lender to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Lender:

                           (i) The Borrower shall have delivered to the Letter
of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Lender and the Letter of Credit Issuer; and

                           (ii) As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d)      Issuance of Letters of Credit.

                           (i) Request for Issuance. A Borrower shall give the
Lender three (3) Business Days prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                           (ii) Responsibilities of the Lender; Issuance. The
Lender shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.4(d)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability, the Lender shall, so long as the other conditions hereof are met, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                           (iii) No Extensions or Amendment. The Lender shall
not be obligated to extend or amend any Letter of Credit issued hereunder unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued.

                  (e)      Payments Pursuant to Letters of Credit.

                           (i) Payment of Letter of Credit Obligations. Each
Borrower agrees promptly upon demand to reimburse the Letter of Credit Issuer for any draw under any Letter of Credit and the Lender upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of

Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                           (ii) Revolving Loans to Satisfy Reimbursement
Obligations. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Lender for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f)      Indemnification; Exoneration; Power of Attorney

                           (i) Indemnification. In addition to amounts payable
as elsewhere provided in this Section 2.4, each Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender (other than the Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The agreement in this Section 2.4(g)(1) shall survive payment of all Obligations. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                           (ii) Assumption of Risk by the Borrowers. As among
the Borrowers and the Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.4(g).

                           (iii) Exoneration. In furtherance and extension, and
not in limitation, of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Lender under any resulting liability to the Borrowers or relieve the Borrowers of any obligations hereunder to the Lender. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                           (iv) Power of Attorney. In connection with all
Inventory financed by Letters of Credit, each Borrower hereby appoints the Lender, or the Lender's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession or control of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                           (v) Account Party. Each Borrower hereby authorizes
and directs any Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                           (vi) Control of Inventory. In connection with all
Inventory financed by Letters of Credit, each Borrower will, at the Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Lender in their original form. The Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Lender, with respect to each Letter of Credit or Credit Support then outstanding, as the Lender in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments to be made by the Lender under such Letter of

Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support, or (ii) cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or such Credit Support and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         2.5 Bank Products.

                  A Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Lender or the Lender's Affiliates Bank Products although the Borrower is not required to do so. To the extent Bank Products are provided by an Affiliate, the Borrowers agree to indemnify and hold the Lender harmless from any and all costs and obligations now or hereafter incurred by the Lender which arise from the indemnity given by the Lender to its Affiliate relating to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers' rights, with respect to the Lender or its Affiliates, if any, which arise as a result of the execution of documents by and between a Borrower and the Lender or its Affiliates which relate to Bank Products. The agreement contained in this section shall survive termination of the Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Lender or the Lender's Affiliates (a) is in the sole and absolute discretion of the Lender or the Lender's Affiliates, and (b) is subject to all rules and regulations of the Lender or the Lender's Affiliates.

                                   ARTICLE 3
                                INTEREST AND FEES
         3.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Revolving Loans other than Inventory Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. The Term Loans and all Inventory Loans shall be Base Rate Loans. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Lender in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For the Term Loans at a fluctuating per annum
rate equal to the Base Rate plus the Applicable Margin;

                           (ii) For all Base Rate Revolving Loans and other
Obligations (other than the Term Loans and LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                           (iii) For all LIBOR Rate Loans at a per annum rate
equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter and on the Termination Date.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Lender in its discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         3.2 Continuation and Conversion Elections. (a) A Borrower may, upon irrevocable written notice to the Lender in accordance with Section 3.2(b):

                           (i) elect, as of any Business Day, in the case of
Base Rate Revolving Loans (other than Inventory Loans) to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) Each Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to be received by the Lender not later than 11:00 a.m. (Los Angeles time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Continuation/Conversion Date;

                           (ii) the aggregate amount of Loans to be converted or
renewed;

                           (iii) the type of Loans resulting from the proposed
conversion or continuation; and

                           (iv) the duration of the requested Interest Periods.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, a Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) During the existence of a Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (e) After giving effect to any conversion or continuation of Loans, there may not be more than four (4) different Interest Periods in effect hereunder.

         3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lender under applicable law with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the applicable Borrower such excess.

         3.4 Closing Fee. The Borrowers, jointly and severally, agree to pay the Lender on the Closing Date a closing fee (the "Closing Fee") in the amount of $170,000, which Closing Fee shall be fully earned by the Lender on the Closing Date, and non-refundable. The Lender and the Borrowers agree that the Closing Fee shall be financed by the Lender as a Revolving Loan.

         3.5 Unused Line Fee. Until the Loans have been paid in full and the Agreement terminated, the Borrowers, jointly and severally, agree to pay, on the first day of each month and on the Termination Date, to the Lender an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (3/8%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Lender shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5.

         3.6 Letter of Credit Fee. Each Borrower agrees to pay to the Lender for each Letter of Credit issued for its account, a fee (the "Letter of Credit Fee") equal to one and one-quarter percent (1 1/4%) per annum of the undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" payable to such issuer; The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 4
                            PAYMENTS AND PREPAYMENTS

         4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Rate Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lender the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand each Borrower shall pay to the Lender the amount, without duplication, by which the Aggregate Revolver Outstandings of such Borrower exceeds its Borrowing Base, or the aggregate Inventory Loans of such Borrower exceed the Inventory Sublimit of such Borrower.

         4.2 Termination of Facility. The Borrowers may terminate this Agreement upon at least thirty (30) Business Days' notice to the Lender, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon, (c) the payment of the early termination fee set forth in the next sentence, (d) the payment in full in cash of all other Obligations, together with accrued and unpaid interest thereon, and (e) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to

Section 11.2, the Borrowers shall, jointly and severally, pay to the Lender an early termination fee determined in accordance with the following table:

                      PERIOD DURING WHICH
                       EARLY TERMINATION                                          EARLY TERMINATION
                            OCCURS                                                        FEE
                      -------------------                                         -----------------

         On or prior to the first Anniversary Date                3% of the average Loans and Letters of Credit
                                                                  outstanding during the 180 days (or lesser period
                                                                  if within 180 days of the Closing Date) prior to
                                                                  the date of termination.

         After the first Anniversary Date but on or               2% of the average Loans and Letters of Credit
         prior to the second Anniversary Date                     outstanding during the 180 days prior to the
                                                                  date of termination.

         After the second Anniversary Date but prior              1% of the average Loans and Letters of Credit
         to the Stated Termination Date                           outstanding during the 180 days prior to the
                                                                  date of termination.



         Notwithstanding the foregoing, no early termination fee shall be payable if the Loans are repaid in full (a) with the proceeds of Debt extended by another division of the Lender, or a subsidiary or affiliate of the Lender,
(b) repaid in full from the proceeds of a Debt or equity offering arranged by another division of the Lender, or a subsidiary of affiliate of the Lender, or
(c) concurrently with the consummation of a transaction involving the merger of Cerprobe, or the acquisition of substantially all of the assets of Cerprobe, for which transaction the Lender, or a subsidiary or affiliate of the Lender, acted as the financial advisor for Cerprobe.

         4.3 Repayment of the Term Loans. Cerprobe and CIS, as the case may be, agree to repay the principal of the Term Loans to the Lender in accordance with the terms of the Term Loan Notes and Section 2.3(b) above.

         4.4 Voluntary Prepayments of the Term Loans; Voluntary Reduction of Inventory Sublimit. The Borrowers may prepay the principal of the Term Loans in whole or in part, and may prepay the Inventory Loans and concurrently permanently reduce the Inventory Sublimit, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Lender. Any voluntary prepayment under this Section 4.4 of less than all of the outstanding principal of any Term Loan shall be applied to the installments of principal of the applicable Term Loan in the inverse order of maturity, and any reduction of the Inventory Sublimit shall be applied in inverse order of the scheduled reductions. Amounts prepaid in respect of any Term Loan pursuant to this Section
4.4 may not be reborrowed. No early termination fee is required unless such prepayments are made concurrently with the termination of this Agreement and a termination fee is then payable under Section 4.2.

         4.5 Mandatory Prepayments of the Term Loans and Inventory Loans. (a) The Borrowers shall prepay the entire unpaid principal balance of the Term Loans, and all accrued but unpaid interest thereon, on the Termination Date.

                  (b) In addition, the Term Loans shall be prepaid to the extent and in the manner required by Sections 6.11, 9.5(c) and 9,6(b).

                  (c) On the last Business Day of each month, commencing in March 2000, the Borrowers shall prepay the Inventory Loans and permanently reduce the Inventory Sublimit by an amount equal to the amount by which the average Aggregate Availability plus cash or cash equivalents of the Borrowers during the immediately preceding three months exceeded $4,000,000. Any prepayments shall permanently reduce the Inventory Sublimit in the inverse order of scheduled reductions in the amount of each prepayment.

         4.6 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Lender at the account designated by the Lender, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Los Angeles time) on the date specified herein. Any payment received by the Lender later than 1:00 p.m. (Los Angeles time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         4.7 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursements for expenses pursuant to Section 14.7, may, at the option of the Lender, in its sole discretion, subject only to the terms of this
Section 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by a Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.7. Each Borrower hereby irrevocably authorizes the Lender to charge its Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 14.7, and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2.

         4.8 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, the Term Loans, interest thereon, and the other Obligations, and each Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

         4.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender and the Borrowers shall be liable to pay to the Lender and hereby indemnify the Lender and hold the Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section
4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

         4.10 Lender's Books and Records; Monthly Statements. Each Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Lender), unless the Borrowers notify the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE 5
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         5.1 Taxes. (a) Any and all payments by the Borrowers to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender, then:

                           (i) the sum payable shall be increased as necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and
withholdings;

                           (iii) the Borrowers shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to the Lender at
the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

                  (e) If the Borrowers are required to pay additional amounts to the Lender pursuant to subsection (c) of this Section, then the Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of the Lender is not otherwise disadvantageous to the Lender.

         5.2 Illegality. (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans of the Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the Lender, in the amount of such repayment, a Base Rate Loan.

         5.3 Increased Costs and Reduction of Return. (a) If the Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased costs.

                  (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration the Lender's or such corporation's or other entity's policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrowers, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 Funding Losses. The Borrowers shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Borrowers to borrow, continue or convert a Revolving Loan after a Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

         5.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Revolving for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Revolving for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrowers. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         5.6 Certificates of Lender. In the event the Lender claims reimbursement or compensation under this Article 5 it shall deliver to the Borrowers a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         5.7 Survival. The agreements and obligations of the Borrowers in this
Article 5 shall survive the payment of all other Obligations.

                                   ARTICLE 6
                                   COLLATERAL

         6.1 Grant of Security Interest. (a) As security for payment and performance all of its Obligations, each Borrower hereby grants to the Lender a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                           (i) all Accounts (including any credit enhancement
therefor);

                           (ii) all Inventory;

                           (iii) all contract rights, letters of credit,
Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                           (iv)  all General Intangibles;

                           (v)   all Equipment;

                           (vi)  all Investment Property

                           (vii) all money, cash, cash equivalents, securities

and other property of any kind of such Borrower held directly or indirectly by the Lender;

                           (viii) all of such Borrower's deposit accounts,

credits, and balances with and other claims against the Lender or any of its Affiliates or any other financial institution with which the Borrower maintains deposits, including any Payment Accounts;

                           (ix) all books, records and other property related to
or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                           (x) all accessions to, substitutions for and
replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Borrowers in which the Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                  (b) As additional security for all of its Obligations, Cerprobe and CIS shall simultaneously herewith execute and deliver to the Lender a Pledge Agreement and immediately following consummation of the Acquisition Oz and TSE shall execute and deliver to the Lender a Pledge Agreement, in each case pledging to the Lender all of the issued and outstanding capital stock of each Subsidiary other than any Foreign Subsidiary, and no less than 65% of the issued and outstanding capital stock of each direct Foreign Subsidiaries.

                  (c) All of the Obligations of a Borrower shall be secured by all of the Collateral of a Borrower.

         6.2 Perfection and Protection of Security Interest. (a) The Borrowers shall, at their expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Lender's Liens, including: (i) executing, delivering and/or filing and recording of, the Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Lender;
(ii) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Lender's security interest therein, duly pledged, endorsed or assigned to the Lender without restriction; (iii) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Lender; (v) placing notations on the Borrower's books of account to disclose the Lender's security interest; (vii) delivering to the Lender all letters of credit on which any Borrower is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Lender to maintain and protect the Lender's Liens. To the extent permitted by applicable law, the Lender may file, without the applicable Borrower's signature, one or more financing statements disclosing the Lender's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall, at the request of Lender, notify such Person of the Lender's security interest in such Collateral and instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located in any operating facility of a Borrower not owned by the Borrower, then the Borrower shall, at the request of the Lender, obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Lender, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (c) From time to time, each Borrower shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Lender in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Lender's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Borrowing Base of any Borrower or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         6.3 Location of Collateral. Each Borrower represents and warrants to the Lender that: after giving effect to the Acquisition and the addition of Oz and TSE as Borrowers hereunder, (a) Schedule 6.3 is a correct and complete list of the Borrowers' chief executive offices, the location of their books and records, the locations of the Collateral, and the locations of all other places of business of the Borrowers; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by the applicable Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (a) maintain any Collateral at any location other than those locations listed for such Borrower on Schedule 6.3, (b) otherwise change or add to any of such locations, or (c) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Lender at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Lender reasonably requests in connection therewith. Without limiting the foregoing, each Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Borrower, (b) on premises leased by such Borrower, provided that the Lender has, if requested by the Lender, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Lender within thirty (30) days after the Closing Date, or (c) in a warehouse or with a bailee, provided that the Lender has, if requested by the Lender, received an executed bailee letter from the applicable Person in form and substance satisfactory to the Lender.

         6.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Lender and agrees with the Lender that: (a) all of the Collateral is and will continue to be owned by the applicable Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Lender's Liens in the Collateral will not be subject to any prior Lien except for Permitted Liens; and (c) the Borrowers will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

         6.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Lender requests, the Borrowers shall, at their expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lender.

         6.6 Access and Examination; Confidentiality; Consent to Advertising.
(a) The Lender may at all reasonable times during regular business hours upon prior notice (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrowers' records, files, and books of account and the Collateral, and discuss the Borrowers' affairs with the Borrowers' officers and management. The Borrowers will deliver to the Lender any instrument necessary for the

Lender to obtain records from any service bureau maintaining records for any Borrower. The Lender may, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrowers' respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Lender's Liens. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document; provided, however, that the Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of the Lender by any such Governmental Authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Lender or its respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to the Lender's independent auditors, accountants, attorneys and other professional advisors; (g) to any prospective Participant, actual or potential, provided that such prospective Participant agrees to keep such information confidential to the same extent required of the Lender; (h) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with the Lender; and (i) to its Affiliates.

         6.7 Collateral Reporting. The Borrowers shall provide the Lender with the following documents at the following times in form satisfactory to the
Lender: (a) on a daily basis, a schedule of each Borrower's Accounts created since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 10th day of the following month, or more frequently if requested by the Lender, an aging of each Borrower's Accounts, together with a reconciliation to the previous month's aging of the Borrower's Accounts and to each Borrower's general ledger; (c) on a monthly basis, by the 15th day of the following month, or more frequently if requested by the Lender, an aging of the Borrower's accounts payable; (d) on a monthly basis, by the 10th day of the following month, or more frequently if requested by the Lender, Inventory reports by category, with additional detail showing additions to and deletions from the Inventory during such month; (e) on a monthly basis, by the 10th day of the following month, or more frequently if requested by the Lender, a reconciliation of the Inventory to the general ledger; (f) upon request, copies of invoices in connection with the Borrowers' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers' Accounts and for Inventory and Equipment acquired by the Borrowers, purchase orders and invoices; (g) upon request, a statement of the balance of each of the Intercompany Accounts; (h) such other reports as to the Collateral of the Borrowers as the Lender shall reasonably request from time to time; (i) on a monthly basis, by the last Business Day of the following month, a report of the average cash and cash equivalents held by the Borrowers during the prior month and, commencing in March 2000, during the prior three months; provided that no report shall be required with respect to cash or cash equivalents held at Bank of America; and
(j) with the delivery of each of the foregoing, a certificate of each Borrower executed by a Responsible Officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrowers' records or reports of the Collateral are prepared by an accounting service or other Lender, the Borrowers hereby authorize such service or Lender to deliver such records, reports, and related documents to the Lender.

         6.8 Accounts. (a) Each Borrower hereby represents and warrants to the Lender, with respect to its Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Lender pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice delivered to the Lender by the Borrowers will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrowers described in each invoice will have been performed.

                  (b) No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any Account. If a Borrower becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $100,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Lender.

                  (c) No Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Lender's written consent, which shall not be unreasonably withheld. If the Lender consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver such instrument to the Lender, endorsed by the Borrower to the Lender in a manner satisfactory in form and substance to the Lender. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

                  (d) Each Borrower shall notify the Lender promptly of all disputes and claims in excess of $100,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Lender's prior written consent, which shall not be unreasonably withheld, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. At the Lender's request, each Borrower shall send the Lender a copy of each credit memorandum in excess of $25,000 as soon as issued. The Lender may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lender shall consider advisable and, in all cases, the Lender will credit the Borrowers' Loan Account with the net amounts received by the Lender in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to a Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower shall immediately report to the Lender any return involving an amount in excess of $100,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower when an Event of Default exists, the Borrower, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall be subject to the Lender's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

         6.9 Collection of Accounts; Payments. (a) The Borrowers shall establish a lock-box service for collections of Accounts at a Clearing Bank reasonably acceptable to the Lender and subject to a Blocked Account Agreement and other documentation reasonably acceptable to the Lender, or, as the Lender may elect, shall enter into a Blocked Account Agreement with a Clearing Bank reasonably acceptable to the Lender. The Borrowers shall instruct all Account Debtors to make all payments directly to the address established for such lock-box service. If the Lender does not require that payments be delivered to a lock-box, or if notwithstanding such instructions a Borrower receives any proceeds of Accounts, each Borrower shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any lock-box or Payment Account or directly by the Borrowers or the Lender, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Lender's sole control and withdrawals by the Borrowers shall not be permitted. The Lender or the Lender's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Lender and of the Lender's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. The Borrowers, at the Lender's request, shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made or services are rendered for cash, the Borrowers shall immediately deliver to the Lender or deposit into a Payment Account the cash which any Borrower receives.

                  (c) All payments including immediately available funds received by the Lender at a bank account designated by it will be the Lender's sole property and will be credited to the Borrower's Loan Account (conditional upon final collection) upon receipt of good funds.

                  (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Lender's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's Loan Account after the Lender's receipt of good funds.

         6.10 Inventory; Perpetual Inventory. Each Borrower represents and warrants to the Lender and agrees with the Lender that all of the Inventory owned by the Borrowers is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrowers' business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Borrower's business. Borrowers will not, without the prior written consent of the Lender, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by the Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Lender requests. Each Borrower will maintain a perpetual inventory reporting system at all times. No Borrower will, without the Lender's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

         6.11 Equipment. (a) Each Borrower represents and warrants to the Lender and agrees with the Lender that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (b) The Borrowers shall promptly inform the Lender of any material additions to or deletions from the Equipment. No Borrower shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien. No Borrower will, without the Lender's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's Equipment constituting of Collateral.

                  (c) The Borrowers shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrowers' Equipment; provided, however, that the Borrowers may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $100,000 in the aggregate in any Fiscal Year, or $300,000 in the aggregate during the term of this Agreement, without the Lender's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by a Borrower or by Equipment purchased by a Borrower subject to a Lien, then the Borrower shall deliver the net cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the reduction of Term Loans A (in the inverse order of Maturity) and after payment in full of Term Loans A, pro rata to the reduction of Term Loan B (in the inverse order of maturity) and the Revolving Loans, with a permanent reduction of the Inventory Sublimit in a corresponding amount (in the inverse order of reductions), or (2) if such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, then the Borrower shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrowers shall be free and clear of all Liens except the Lender's Lien.

         6.12 Assigned Contracts. Each Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that the Borrowers shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, the Borrowers shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrowers shall notify the Lender in writing, promptly after a Borrower becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrowers shall deposit into the Payment Account or remit directly to the Lender for application to the Obligations in such order as the Lender shall determine, all amounts received by the Borrowers as indemnification or otherwise pursuant to its Assigned Contracts. If a Borrower shall fail after the Lender's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender shall determine. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrowers shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from any Borrower to or in favor of such obligor or its successors. All such obligations of the Borrowers shall be and remain enforceable only against the Borrowers and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrowers shall at all times remain liable to observe and perform all of their duties and obligations under all Assigned Contracts, and the Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrowers from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of a Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

         6.13 Documents, Instruments, and Chattel Paper. Each Borrower represents and warrants to the Lender that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

         6.14 Right to Cure. The Lender may, in its discretion, pay any amount or do any act required of the Borrowers hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Lender's Liens therein, and which the Borrowers fail to pay or do, including payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 6.14 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Account as a Revolving Loan. Any payment made or other action taken by the Lender under this
Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         6.15 Power of Attorney. Each Borrower hereby appoints the Lender and the Lender's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in the Borrower's name, the Lender's name or the name of the Lender's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (f) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. The Lender and its attorneys will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.16 The Lender's Rights, Duties and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Lender's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of its Obligations. Following the occurrence and continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and any Borrower.

         6.17 Release of Lien on L.L.C. Interests. Upon payment in full of the Inventory Loans and reduction of the Inventory Sublimit to zero, if no Default or Event of Default has occurred and is continuing, the Lender agrees to release its Lien on Cerprobe's membership interests in CRPB Investors, Inc., and will, at the expense of Borrowers, execute and deliver such partial release documents as Borrowers may reasonably request.

                                   ARTICLE 7
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         7.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         7.2 Financial Information. The Borrowers shall promptly furnish to the Lender all such financial information as the Lender shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Lender in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity and the unaudited consolidating balance sheets and income statements for Cerprobe and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Cerprobe and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Lender.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (other than any month which is also the end of a fiscal quarter), consolidated and consolidating unaudited balance sheets of Cerprobe and its Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense for Cerprobe and its consolidated Subsidiaries for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Cerprobe and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrowers shall certify by a certificate signed by the chief financial officer of Cerprobe that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, Borrowers' financial position as at the dates thereof and its results of operations for the periods then ended.

                  (c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of Cerprobe and its Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for Cerprobe and its Subsidiaries for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of Cerprobe and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a).

                  (d) [INTENTIONALLY OMITTED]

                  (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within thirty days after the end of each month (other than any month which is also the end of a fiscal quarter) and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of each Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 9.13, 9.24, 9.25 and 9.26 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular earlier date, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the applicable Borrower has taken or proposes to take with respect thereto.

                  (f) No sooner than sixty (60) days and not less than thirty
(30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for Cerprobe and its Subsidiaries as at the end of and for each fiscal quarter of such Fiscal Year.

                  (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower.

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Cerprobe or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Borrower or any of its Subsidiaries to or from the holders of any equity interests of any Borrower (other than routine non-material correspondence sent by shareholders of a Borrower to the Borrower) or any such Subsidiary or of any Debt for Borrowed Money of any Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 15 days after Cerprobe's receipt thereof, a copy of all management reports and management letters prepared for Cerprobe and its Subsidiaries by any independent certified public accountants of such Borrower.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which a Borrower makes available to its shareholders.

                  (k) Promptly after filing with the IRS, a copy of the consolidated tax return filed by Cerprobe and its Subsidiaries.

                  (l) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary.

         7.3 Notices to the Lender. The Borrowers shall notify the Lender in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default:

                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of any Borrower or of any Subsidiary or of any Debt in a face amount in excess of $100,000 that a default exists with respect thereto or that any Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any event or circumstance which could have a Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which may have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice of any violation by any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating any Borrower's or such Subsidiary's compliance therewith;

                  (h) Immediately after receipt of any written notice that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $100,000;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or any of its Subsidiaries;

                  (j) Any change in any Borrower's name, state of organization, or form of organization, trade names under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of any Borrower or any ERISA Affiliate;

                  (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $250,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  (o) Within three (3) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                  (p) Promptly following receipt or delivery of any notice or claim under the Purchase Agreement (including any notice of any addition to or subtraction from the Seller Subordinated Note), a copy of such notice.

                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8
                     GENERAL WARRANTIES AND REPRESENTATIONS

                  Each Borrower warrants and represents to the Lender that, except as hereafter disclosed to and accepted by the Lender in writing, and both before and after giving effect to the Acquisition (it being understood that all representations and warranties and disclosure schedules shall include Oz and its Subsidiaries):

         8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents and Transaction Documents to which it is a party, to incur the Obligations, and to grant to the Lender Liens upon and security interests in the Collateral. Each Borrower has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party.

This Agreement and the other Loan Documents and Transaction Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. No Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party do or will conflict with, or constitute a violation or breach of, or constitute a default under, or result in, or require the creation or imposition of any Lien upon the property of Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to any Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

         8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender and upon filing of the UCC-1 financing statements delivered to the Lender on or before the Closing Date and filing of the Patent and Trademark Agreements with the United States Patent and Trademark Office, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e), (g) and (j) of the definition of Permitted Liens securing, all the Obligations, and enforceable against the Borrowers and all third parties.

         8.3 Organization and Qualification. Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

         8.4 Corporate Name; Prior Transactions. No Borrower has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as described on Schedule 8.4.

         8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to each Borrower of each and all of each Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its jurisdiction of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         8.6 Financial Statements and Projections. (a) The Borrowers have delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders' equity for Cerprobe and its consolidated Subsidiaries as of December 31, 1995, 1996, 1997, 1998, and for the Fiscal Years then ended, accompanied by the report thereon of Cerprobe's independent certified public accountants, KPMG Peat Marwick and the unaudited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders' equity for Oz and its consolidated Subsidiaries as of December 31, 1997 and 1998, and for the Fiscal Years then ended, accompanied by the report on the December 31, 1998 balance sheet of Oz's certified public accountants, Frank, Rimerman & Co. The Borrowers have also delivered to the Lender the unaudited balance sheets and related statements of income and cash flows for Cerprobe and its consolidated Subsidiaries and for Oz and its consolidated Subsidiaries, each as of September 30, 1999. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Cerprobe and its consolidated Subsidiaries and Oz and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lender as required herein represent the Borrowers' best estimate of the future financial performance of Cerprobe and its basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

                  (c) The pro forma balance sheet of the Borrowers as at September 30, 1999, attached hereto as Exhibit F, presents fairly and accurately in all material respects the Borrowers' financial condition as at such date after giving effect to the Acquisition as if it had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

         8.7 Capitalization. Schedule 8.7 sets forth the authorized and outstanding capital stock of each Borrower and each of its Subsidiaries, and the record and beneficial owners of such capital stock, in each case as of the Closing Date. All of such capital stock has been duly and validly issued in compliance with all applicable Requirements of Law, and is fully paid and non-assessable. Except as set forth on Schedule 8.7, there are no options, warrants or other rights to acquire the capital stock of any Borrower or any of its Subsidiaries, and no outstanding securities convertible into such capital stock.

         8.8 Solvency. Each Borrower is Solvent prior to and after giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date and the consummation of the Acquisition, and shall remain Solvent during the term of this Agreement.

         8.9 Debt. After giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date, the Borrowers and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.9, (c) trade payables and other contractual obligations arising in the ordinary course of business, and
(d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit C and the pro forma balance sheet attached hereto as Exhibit F.

         8.10 Distributions. Since October 31, 1999, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Cerprobe or any of its Subsidiaries.

         8.11 Title to Property. Each Borrower has good and marketable title in fee simple to the Real Estate identified on Schedule 8.12 as owned by such Borrower, and each Borrower has good, indefeasible, and merchantable title to all of its other property (including the assets reflected on the Financial Statements delivered to the Lender, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

         8.12 Real Estate; Leases. Schedule 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Borrower and of any real property owned by any of its Subsidiaries, all leases and subleases of real or personal property held by any Borrower or any of its Subsidiaries as lessee or sublessee (other than leases of personal property as to which a Borrower is lessee or sublessee for which the value of such personal property is less than $50,000), and all leases and subleases of real or personal property held by any Borrower or any of its Subsidiaries as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to the best knowledge of any Borrower, no default by any party to any such lease or sublease exists.

         8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete list of all of Proprietary Rights of each Borrower. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of the Borrowers' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' business.

         8.14 Trade Names. All trade names or styles under which any Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

         8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending or to the best of the Borrowers' knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrowers' knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         8.16 Restrictive Agreements. No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents or the Transaction Documents and repay the Obligations or which could reasonably be expected to cause a Material Adverse Effect.

         8.17 Labor Disputes. Except as set forth on Schedule 8.17, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its Subsidiaries or their employees.

         8.18 Environmental Laws. Except as otherwise disclosed on Schedule
8.18:

                  (a) Each Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither any Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Each Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

                  (c) Neither any Borrower nor any of its Subsidiaries, nor, to the best of the Borrowers' knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

                  (d) Neither any Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the best of the Borrowers' knowledge, none of the present or past operations of any Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of the Borrowers' knowledge has there ever been on or in the Real Estate:

                           (1) any underground storage tanks or surface
impoundments,

                           (2) any asbestos-containing material, or

                           (3) any polychlorinated biphenyls (PCBs) used in
hydraulic oils, electrical transformers or other equipment.

                  (g) Neither any Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) Neither any Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by any Borrower or any of its Subsidiaries contain asbestos containing material.

                  (j) No Environmental Lien has attached to the Real Estate.

         8.19 No Violation of Law. Neither any Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         8.20 No Default. Neither any Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which any Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         8.21 ERISA Compliance. Except as specifically disclosed in Schedule
8.21:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.22 Taxes. The Borrowers and their Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         8.23 Regulated Entities. None of any Borrower, any Person controlling any Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         8.24 Use of Proceeds; Margin Regulations. The proceeds of the Term Loans and the Revolving Loans made to Cerprobe and to CIS on the Closing Date will be used solely to fund a portion of the purchase price for the Acquisition and costs associated with the Loan Documents and the Transaction Documents, to refinance certain Debt and for other corporate purposes. The proceeds of the Revolving Loans made to Oz and TSE on the Closing Date will be used solely to refinance certain Debt, to pay certain costs associated with the Acquisition and the Loan Documents and for other corporate purposes. The proceeds of the Revolving Loans made after the Closing Date are to be used solely for working capital purposes. Neither any Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         8.25 Copyrights, Patents, Trademarks and Licenses, etc. Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         8.26 No Material Adverse Change; Year 2000. No material adverse change has occurred in the Property, business, operations, or condition (financial or otherwise) or prospects of any Borrower (or, as of the Closing Date, of Oz and its Subsidiaries) since the date of the Financial Statements delivered to the Lender. On the basis of a comprehensive review and assessment undertaken by Borrowers of each Borrower's computers and computer applications






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
and inquiry made of Borrowers' material suppliers, vendors and customers, Borrowers reasonably believe that the "Year 2000 problem" (that is, the risk that computers and computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

         8.27 Full Disclosure. None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lender prior to the Closing Date) or any Transaction Document, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.28 Material Agreements. Schedule 8.28 hereto sets forth as of the Closing Date all material agreements and contracts to which any Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

         8.29 Bank Accounts. Schedule 8.29 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by any Borrower with any bank or other financial institution.

         8.30 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any of its Subsidiaries of this Agreement or any other Loan Document or Transaction Document, other than those obtained and copies of which have been delivered to the Lender. No filing is required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 to effect the Acquisition.

         8.31 Representations and Warranties in Transaction Documents. Each of the representations and warranties contained in the Transaction Documents is true, correct and complete in all material respects of the Closing Date, and is incorporated herein by reference.

         8.32 CPRB Investors, L.L.C.. The grant by Cerprobe of security interests in the membership interests in CRPB Investors, L.L.C. and any realization by the Sellers upon such security interest will not constitute a breach or default under, or permit CRPB Investors, L.L.C. to terminate or modify, the terms of the facility lease for Cerprobe's Real Estate in Gilbert, Arizona.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

                  Each Borrower covenants to the Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

      9.1 Taxes and Other Obligations. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Lender in writing, neither any Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

      9.2 Corporate Existence and Good Standing. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

      9.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower shall, nor shall it permit any Subsidiary to, modify, amend or alter its certificate or articles of incorporation other than in a manner which does not adversely affect the rights of the Lender (including its rights under any Pledge Agreement).

      9.4 Maintenance of Property. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business in good operating condition and repair, ordinary wear and tear excepted.

      9.5 Insurance. (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least AVII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage;

larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Lender in its discretion shall specify, in amounts, and under policies acceptable to the Lender. Without limiting the foregoing, each Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance for Inventory or Equipment, in the event of a designation of the area in which any Real Estate on which such Inventory and Equipment is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

            (b) Each Borrower shall cause the Lender to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of any Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Lender, photocopies of the policies, shall be delivered to the Lender. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Lender may, do so from the proceeds of Revolving Loans.

            (c) Each Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

                (i) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                (ii) With respect to insurance proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds to the reduction of the Term Loans and the Inventory Loans (applying such proceeds first to the installments of the Term Loans in the inverse order of maturity and then to Inventory Loans which payments shall permanently reduce the Inventory Sublimit in the inverse order of scheduled reductions, or may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided, however, that so long as there does not then exist any Default or Event of Default, the Borrowers shall be permitted to use insurance proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $50,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that the Borrowers first (i) provide the Lender with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Lender and (ii) demonstrate to the reasonable satisfaction of the Lender that the funds available to it will be sufficient to complete such project in the manner provided therein.

     9.6 Condemnation. (a) Each Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Lender of the pendency of such proceeding, and agrees that the Lender may participate in any such proceeding, and the Borrowers from time to time will deliver to the Lender all instruments reasonably requested by the Lender to permit such participation.

            (b) The Lender is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                (i) With respect to condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                (ii) With respect to condemnation proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender shall apply such proceeds to the reduction of the Term Loans and the Inventory Loans (applying such proceeds first to the installments of the Term Loans and reduction of the Inventory Sublimit in the inverse order of maturity and then to Inventory Loans which payments shall permanently reduce the Inventory Sublimit in the inverse order of scheduled reductions), or may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation; provided, however, that so long as there does not then exist any Default or Event of Default, the Borrowers shall be permitted to use proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $50,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Lender and shall be subject to the reasonable approval of the Lender.

      9.7 Environmental Laws. (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response.

            (b) Without limiting the generality of the foregoing, each Borrower shall submit to the Lender annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Lender may request copies of technical reports prepared by any Borrower

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and its communications with any Governmental Authority to determine whether any
Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrowers shall, at the Lender's reasonable request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Lender to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

      9.8 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      9.9 Mergers, Consolidations or Sales. Neither any Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business, (b) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by a Borrower in its business as permitted by Section 6.11, (c) any Borrower may voluntarily liquidate into, merge into or transfer assets to another Borrower, and (d) a Foreign Subsidiary may voluntarily liquidate into, merge into or transfer assets to another Foreign Subsidiary, and (e) sale of the Texas Real Estate permitted under Section 9.20. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

      9.10 Distributions; Capital Change; Restricted Investments. Neither any Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) until the Inventory Loans have been paid in full and the Inventory Sublimit reduced to zero, make any Restricted Investment.

      9.11 Transactions Affecting Collateral or Obligations. Neither any Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

      9.12 Guaranties. Neither any Borrower nor any of its Subsidiaries shall make, issue, or be or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Lender and Guaranties outstanding on the Closing Date and listed on Schedule 9.12 and unsecured

Guaranties by Borrower of Capital Leases and operating leases of its Subsidiaries if such leases are permitted hereunder.

      9.13 Debt. Neither any Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit C; (d) Debt described on
Schedule 8.9; (e) the Seller Subordinated Debt; (f) Debt of one Borrower to another incurred after the Closing Date if (i) as of the date of incurrence no Default or Event of Default shall have occurred and be continuing and each Borrower is, and after giving effect to such Debt will be, Solvent, (ii) all such Debt is evidenced by a promissory note, in form and substance satisfactory to the Lender, which is pledged to the Lender in accordance with the Pledge Agreement; and (iii) such Debt is subordinated to repayment of the Obligations in a manner satisfactory to the Lender; (g) Debt of Foreign Subsidiaries owing to a Borrower if (i) as of the date of incurrence no Default or Event of Default shall have occurred and be continuing and each Borrower is, and after giving effect to such Debt will be, Solvent, (ii) all such Debt shall be evidenced by a promissory note, in form and substance satisfactory to the Lender, which is pledged to the Lender in accordance with the Pledge Agreement; and (iii) until payment in full of all Inventory Loans and reduction of the Inventory Sublimit to zero, the aggregate outstanding amount of such Debt owed by Foreign Subsidiaries shall not exceed the amount existing on the Closing Date at any time (except for Debt arising from the sale of Inventory in the ordinary course of business consistent with practices in effect on the Closing Date which Debt is paid within 60 days); (h) Capital Leases and purchase money Debt entered into after the date hereof; (i) Debt evidenced by the Real Estate Note; (j) unsecured Debt of Borrowers not to exceed $1,000,000 in the aggregate outstanding at any time; (k) unsecured Debt incurred to refinance the Inventory Loans in an aggregate principal amount not to exceed the amount refinanced; and (l) Debt of a newly acquired Subsidiary existing at the time of acquisition, and not incurred in anticipation of such acquisition.

      9.14 Prepayment; Subordinated Debt; Payment of Real Estate Note. Neither any Borrower nor any of its Subsidiaries shall (a) voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement, or (b) make any payments or prepayments of or with respect to the Seller Subordinated Debt except payments expressly permitted by the terms of the Subordination Agreement or (c) make any cash payments on the Real Estate Note except from the proceeds of sale thereof; nor shall they amend, supplement or otherwise modify the terms of any Seller Subordinated Debt, except as permitted by the Subordination Agreement.

      9.15 Transactions with Affiliates. Except as set forth below, neither any Borrower nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, a Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past

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practices, in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate (but in the case of Debt, subject to the restrictions of Section 9.13.)

      9.16 Investment Banking and Finder's Fees. Neither any Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Lender against and hold the Lender harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Lender in connection therewith.

      9.17 [intentionally omitted].

      9.18 Business Conducted. No Borrower shall, nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date.

      9.19 Liens. Neither any Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

      9.20 Sale and Leaseback Transactions. Neither any Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person, except that the foregoing shall not prohibit the transfer of the Texas Real Estate to the Sellers and the leaseback by CIS as contemplated by the Purchase Agreement (provided that any shortfall in the purchase price from the amount of the Real Estate Note shall be added to the Seller Subordinated Note and not paid in cash), or the sale by CIS of such Real Estate to a third party, the proceeds of which are used to satisfy in full the Real Estate Note (with any shortfall in the purchase price from the amount of the Real Estate Note to be added to the Seller Subordinated Note), and the leaseback of such property by CIS.

      9.21 New Subsidiaries. No Borrower shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5 and any Subsidiary which is acquired solely for common stock of Cerprobe.

      9.22 Fiscal Year.  No Borrower shall change its Fiscal Year.

      9.23 [intentionally omitted].

      9.24 Operating Lease Obligations. Neither any Borrower nor any of its Subsidiaries shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrowers and their Subsidiaries in any Fiscal Year in respect of such lease and all other such leases would exceed $1,000,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

      9.25 Tangible Net Worth. Cerprobe and its Subsidiaries will maintain consolidated Tangible Net Worth, determined for Cerprobe and its Subsidiaries on a consolidated basis, equal to (a) $28,000,000 as of December 31, 1999 and (b) as of the last day of each month thereafter, the sum of (a) the greater of (i) $28,000,000 and (ii) the Tangible Net Worth of Cerprobe and its Subsidiaries as of December 31, 1999 (as determined by the audited consolidated balance sheet as at that date) minus $1,000,000 plus (b) seventy-five percent (75%) of the consolidated net income of Cerprobe and its Subsidiaries (not to be reduced by any net losses incurred) for each fiscal quarter ending after December 31, 1999. Following repayment in full of the Inventory Loans and reduction of the Inventory Sublimit to zero, the required Tangible Net Worth shall have no further increases.

      9.26 Fixed Charge Coverage Ratio. The Borrowers will maintain a Fixed Charge Coverage Ratio for each period set forth below ended at the end of each fiscal quarter in each Fiscal Year set forth below of not less than the ratio set forth below opposite such fiscal quarter:

--------------------------------------------------------------------------------
         Fiscal Quarter                Fixed Charge Coverage       Period
--------------------------------------------------------------------------------
         3/2000                                 2 to 1             1 quarter
--------------------------------------------------------------------------------
         6/2000                                 2.1 to 1           2 quarters
--------------------------------------------------------------------------------
         9/2000                                 2.6 to 1           3 quarters
--------------------------------------------------------------------------------
each fiscal quarter thereafter                  3 to 1             4 quarters
--------------------------------------------------------------------------------


      provided, that after repayment of the Inventory Loans and reduction of the Inventory Sublimit to zero, the Borrowers will maintain a Fixed Charge Coverage Ratio for the relevant period ending at the end of each fiscal quarter of not less than 2 to 1.

      9.27 Use of Proceeds. No Borrower shall, nor shall it suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

      9.28 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents. If any Borrower acquires a



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

Subsidiary, such Subsidiary (unless is a Foreign Subsidiary) shall execute and deliver to the Lender a Guaranty of the Obligations of the Borrowers, secured by a Lien on its assets and the applicable Borrower shall pledge the stock of such Subsidiary to the Lender (limited, in the case of any Foreign Subsidiary, to 65% of the capital stock).

      9.29 No Restrictions on Subsidiary Distributions. The Borrowers will not, and will not permit any Subsidiary directly or indirectly to, create or otherwise cause or permit to exist any restriction on the ability of any such Subsidiary to pay dividends or make distributions to any Borrower, pay any Debt owed to any Borrower or make any loans or advances to any Borrower


                                   ARTICLE 10


                              CONDITIONS OF LENDING

      10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lender to make the initial Revolving Loans on the Closing Date and to make the Term Loans, and the obligation of the Lender to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

            (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

            (b) Upon making the Revolving Loans (including such Revolving
Loans made to finance the Acquisition and the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement or the Transaction Documents and to refinance Debt) and with all obligations current, the Borrowers (including Oz and TSE) would have Aggregate Availability in an amount no less than $2,000,000.

            (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

            (d) No Default or Event of Default shall exist on the Closing
Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

            (e) The Lender shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Lender and its counsel.

            (f) The Lender shall have received:

                 (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the Lender's Lien; and

                 (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens;

                 (iii) all stock certificates and instruments required to be delivered under any Pledge Agreement (except for the stock certificate of CIS, which shall be delivered to the Lender within thirty days and as set forth in the Post Closing Letter) and

                 (iv)  the Patent and Trademark Agreements.

            (g) The Borrowers shall have paid all fees and expenses of the Lender and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

            (h) The Lender shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Lender, of all insurance coverage as required by this Agreement.

            (i) The Lender shall have had an opportunity, if it so chooses, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base of all Borrowers, and the results of such examination and audit shall have been satisfactory to the Lender in all respects.

            (j) All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes, all other Loan Documents, the Transaction Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender.

            (k) No material adverse change shall have occurred, as determined by the Lender in its sole discretion, in the business, operations, profits or prospects of Cerprobe its Subsidiaries, taken as a whole, or of Oz and its Subsidiaries, taken as a whole, since September 30, 1999, and as of the Closing Date, the financial condition and results of operations of Cerprobe and its Subsidiaries, taken as a whole, and of Oz and its Subsidiaries, taken as a whole, shall be in compliance with the financial projections delivered to the Lender and dated November 17, 1999, as determined by the Lender in its sole discretion.

            (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, in the Lender's reasonable judgment, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers (including Oz or TSE), taken as a whole, or which could impair any Borrower's ability to perform satisfactorily under the Loan Documents or could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents or the Transaction Documents.

            (m) The Lender shall have received, within 30 days prior to the Closing Date, a pro forma balance sheet of the Borrowers, giving effect to the Acquisition and the making of the Loans on the Closing Date, dated as of the Closing Date, which balance sheet shall reflect no material adverse changes from the most recent pro forma balance sheet previously delivered to Lender.

            (n) All terms and conditions of the Transaction Documents shall be reasonably satisfactory to the Lender. The Acquisition shall be consummated on the Closing Date, in compliance with all applicable Requirements of Law and the terms of the Transaction Documents, without any waiver of such terms and conditions not approved by the Lender, and immediately following such consummation Oz and TSE shall deliver to the Lender such Loan Documents as required by the Lender and shall become Borrowers hereunder.

            (o) The Lender shall have received, in form and substance satisfactory to the Lender and from appraisers reasonably acceptable to the Lender, an appraisal of each Borrower's Inventory and Equipment, which appraisals shall reflect liquidation values of the Inventory and Equipment acceptable to the Lender.

            (p) The Lender shall have completed its due diligence with respect to each Borrower's books, records, assets and liabilities, with results satisfactory to the Lender.

            (q) The Borrowers shall have established a cash management system, including lock-boxes and Payment Accounts as required by Section 6.9, satisfactory to Lender.

            (r) The Seller Subordinated Debt shall be on terms satisfactory to the Lender and shall be subordinated to the repayment of the Obligations on terms satisfactory to the Lender. The lenders of such Debt shall have entered into the Subordination Agreement with the Lender, on terms and conditions satisfactory to the Lender (which shall include, without limitation, prohibition on exercising any rights and remedies with respect to any collateral securing such subordinated Debt until final payment and satisfaction of the Obligations of all Borrowers).

            (s) The Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, of compliance by the Borrowers and their Subsidiaries with all Environmental Laws and the absence of any material liability with respect to environmental matters.

            (t) The Lender shall have received consolidating projections, giving effect to the Acquisition, on a quarterly basis for the Fiscal Year ending December 31, 2000, which shall not differ from the annual projections dated November 17, 1999 previously delivered to the Lender.

            (u) The Lender shall have received such certificates, financial statements and other information as it determines to be necessary to demonstrate that, after giving effect to the Loans and the Acquisition, each Borrower is Solvent.

            The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Lender of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

      10.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan, including the initial Revolving Loans on the Closing Date and the Term Loans, and the obligation of the Lender to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

            (a) the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Lender of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Lender has been notified by the Borrowers that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                (iii) No event or circumstance shall have occurred which constitutes a Material Adverse Effect.

            (b) The amount of the Borrowing Base of the applicable Borrower shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability as such Borrower; and


                                   ARTICLE 11

                                DEFAULT; REMEDIES

      11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) any failure by any Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

            (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

            (c) (i) any default shall occur in the observance or performance of any of the covenants contained in Sections 9.1 through 9.4, 9.7 or 9.8 which continues for more than 30 days or (ii) any default shall occur in the observance or performance of any of the other covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any Subsidiary and the Lender are party (including in respect of any Bank Products), or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable, without the written consent of the Lender;

            (d) default shall occur with respect to any Debt For Borrowed
Money (other than the Obligations) in an outstanding principal amount which exceeds $100,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (e) any Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and shall not have been dismissed within 60 days;

            (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or any of its Subsidiaries or for all or any part of its property shall be appointed without the acquiescence of the Borrower or such Subsidiary or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Borrower or any of its Subsidiaries and shall not have been dismissed within 60 days;

            (h) any Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

            (i) all or any material part of the property of any Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            (j) any Guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

            (k) one or more judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 15 days after the entry thereof;

            (l) any loss, theft, damage or destruction of any item or items of Collateral, or other property of any Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

            (m) there is filed against any Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

            (n) for any reason other than the failure of the Lender to take any action available to it to maintain perfection of the Lender's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

            (o) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $100,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $100,000; or

            (p)  there occurs a Change of Control.

      11.2 Remedies. (a) If a Default or an Event of Default exists, the Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Lender may do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower:
(A) terminate this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.2(f), 11.1(g), or 11.1(h), the Agreement shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights of the Lender, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrowers shall, upon the Lender's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender or the Lender receive payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrowers. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Lender will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

            (c) If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

      12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Lender shall retain all its rights and remedies hereunder (including the Lender's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 13

                       AMENDMENTS; WAIVERS; PARTICIPATIONS

      13.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      13.2 Participations. The Lender may at any time sell participating interests in any Loans and the other interest of the Lender hereunder and under the other Loan Documents; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

      13.3 Pledge by Lender. Notwithstanding any other provision in this Agreement, the Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                  MISCELLANEOUS


      14.1 No Waivers; Cumulative Remedies. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Lender, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Lender may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

      14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      14.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9

OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
FOREGOING: (1) THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND
ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

            (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO
THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 14.3(f).

            (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 14.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

            (g) No provision of Sections (d) through (g) shall limit the right of the Lender to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

      14.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 14.3(d), EACH BORROWER AND THE LENDER EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY LENDER-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      14.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or their respective agents.

      14.6 Other Security and Guaranties. The Lender, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      14.7 Fees and Expenses. The Borrowers agree to pay to the Lender, on demand, all reasonable costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for, filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender's Liens (including costs and expenses paid or incurred by the Lender in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Lender plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for the Lender or employee of the Lender with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 4.7.

      14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United

States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Lender:

                           Bank of America, N.A.
                           55 South Lake Avenue
                           Suite 900
                           Pasadena, CA 91101
                           Attention:___________________
                           Telecopy No.:________________

                           with copies to:

                           Bank of America, N.A.
                           10124 Old Grove Road
                           San Diego, CA 92131
                           Attention:  General Counsel
                           Telecopy No.:  ________________

                  If to any Borrower:

                           Cerprobe Corporation
                           1150 North Fiesta Blvd.
                           Gilbert, Arizona  85233
                           Attention:___________________
                           Telecopy No.:________________

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.

      14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      14.11    Indemnity of the Lender by the Borrowers.

            (a) Each Borrower agrees to defend, indemnify and hold the Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) Each Borrower agrees to indemnify, defend and hold harmless the Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Lender, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

      14.12 Limitation of Liability. No claim may be made by any Borrower against the Lender, or the affiliates, directors, officers, officers, employees, or agents of the Lender for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Borrower hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      14.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of the Lender.

      14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender, and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      14.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      14.16 Right of Setoff. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists or the Loans have been accelerated, the Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Lender to or for the credit or the account of any Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

      14.17 Joint and Several Liability. Each Borrower shall be liable for all amounts due to the Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records. The Borrower's Obligations with respect to Loans made to it, and the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of the Borrowers.

            Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Lender,
(iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to either of the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Obligations or any other liability of the Borrowers to the Lender.

            Upon any Event of Default, the Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of the Borrower or against or in payment of any or all of the Obligations.

      14.18 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

      14.19 Agency of the Parent for each other Borrower; Joint Account. Each of the other Borrowers appoints Cerprobe as its Agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or acting singly, shall be valid and effective if given or taken only by Cerprobe, whether or not any of the other Borrowers joins therein. At the request of the Borrowers, the Lender shall deposit all proceeds of the Loans into an account in the name of Cerprobe. The Borrowers acknowledge and agree that the Borrowers are engaged in an integrated operation that requires financing on the basis of credit availability to each Borrower, and that each Borrower expects to derive, directly or indirectly, benefit from such credit availability to the other Borrowers. The Lender shall have no responsibility to the Borrowers to enquire into the allocation or apportionness of the proceeds of any Loans made hereunder







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have entered into this Loan and Security Agreement on the date first above written.

                              "BORROWERS"

                              CERPROBE CORPORATION

                              By
                                ----------------------------------
                              Name
                                  --------------------------------
                              Title:
                                    ------------------------------

                              CERPROBE INTERCONNECT
                              SOLUTIONS, INC.

                              By
                                ----------------------------------
                              Name
                                   -------------------------------
                              Title:
                                    ------------------------------


                              "LENDER"

                              BANK OF AMERICA, N.A.

                              By
                                ----------------------------------
                              Name
                                  --------------------------------
                              Title:
                                    ------------------------------

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                                    EXHIBIT D

                               NOTICE OF BORROWING



                                                       Date: _____________, ____



To:     Bank of America, N.A.
        55 South Lake Avenue
        Suite 900
        Pasadena, CA 91101
        Attention:  ___________

Ladies and Gentlemen:

         The undersigned, ___________________________ (the "Borrower"), refers to the Loan and Security Agreement, dated as of December ___, 1999 ("Loan and Security Agreement") by and among the Borrower, certain of its Affiliates and Bank of America, N.A. ("Lender") and hereby gives you notice irrevocably of the Borrowing specified below:

1.       The Business Day of the proposed Borrowing is ___________ , _____.

2.       The aggregate amount of the proposed Borrowing is $_______________.


3. The Borrowing is to be comprised of $_____________ of Base Rate Loans and $__________________ of LIBOR Rate Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrowers contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date other than any such representation or warranty which relates to a specified prior date, and except to the extent the Lender has been notified by the Borrowers that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) No event or circumstance has occurred which constitutes a Material Adverse Effect;

         (d) The proposed Borrowing will not (i) cause the aggregate principal amount of all outstanding Revolving Loans to the undersigned plus the aggregate amount available for drawing under all outstanding Letters of Credit for the benefit of the undersigned to exceed the Availability of the undersigned or (ii) cause, together with any proposed Borrowing on the date hereof by all other Borrowers, the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to all Borrowers to exceed the Maximum Loan Amount or the Aggregate Availability or the aggregate principal amount of all Inventory Loans to exceed the Inventory Sublimit.

                                       [NAME OF BORROWER]



                                       By:___________________________

                                       Title:________________________

                                       By:___________________________

                                       Title:________________________

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION



Date:   __________ , _____


To:     Bank of America, N.A.
        55 South Lake Avenue
        Suite 900
        Pasadena, CA 91101
        Attention:_______________

Ladies and Gentlemen:

         The undersigned, ___________________________ (the "Borrower"), refers to the Loan and Security Agreement dated as of December ___, 1999 by and among the Borrower, certain of its Affiliates and Bank of America, N.A. ("Lender") and hereby gives you notice irrevocably of the [CONTINUATION] [CONVERSION] of the Loans specified herein, that:

1.       The Continuation/Conversion Date is ____________ , ________.

2. The aggregate amount of the Loans to be [CONTINUED] [CONVERTED] is $____________________.

3. The Loans are to be [CONVERTED INTO] [CONTINUED AS] [LIBOR Rate] [BASE RATE] Loans.

4. The duration of the Interest Period for the LIBOR Rate Loans included in the [CONVERSION] [CONTINUATION] shall be months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date other than any such representation or warranty which relates to a specified prior date, and except to the extent the Lender has been notified by the Borrowers that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [CONTINUATION] [CONVERSION]; and

         (c) No event or circumstance has occurred which constitutes a Material Adverse Effect;




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


         (d) The proposed conversion-continuation will not (i) cause the aggregate principal amount of all outstanding Revolving Loans to the undersigned plus the aggregate amount available for drawing under all outstanding Letters of Credit for the benefit of the undersigned to exceed the Availability of the undersigned or (ii) cause, together with any proposed Borrowing on the date hereof by all other Borrowers, the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to all Borrowers to exceed the Maximum Loan Amount or the Aggregate Availability or the aggregate principal amount of all Inventory Loans to exceed the Inventory Sublimit.

                                     [NAME OF BORROWER]



                                     By:
                                        -------------------------------
                                     Title:
                                           ----------------------------
                                     By:
                                        -------------------------------
                                     Title:
                                           ----------------------------



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